EXHIBIT 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation Debra Hart	The Ardell Group Angela Edgerton
Phone: (858) 535-4217	Phone: (858) 792-2941
E-Mail: dhart@amcc.com	E-Mail: angela@ardellgroup.com

Wednesday, July 27, 2005

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION ANNOUNCES

FIRST QUARTER FISCAL 2006 FINANCIAL RESULTS

SAN DIEGO—July 27, 2005—Applied Micro Circuits Corporation [NASDAQ: AMCC] today reported its financial results for the first quarter of fiscal 2006.

Net revenues for the first quarter of fiscal 2006 were $64.7 million compared to the $64.2 million reported in the fourth quarter of fiscal 2005 and $67.4 million reported in the first quarter of fiscal 2005.

The net loss on a GAAP basis for the first quarter of fiscal 2006 was $4.2 million or $(0.01) per share, compared with a net loss of $5.3 million or $(0.02) per share for the fourth quarter of fiscal 2005 and a net loss of $21.8 million or $(0.07) per share for the first quarter of fiscal 2005.

The pro forma net income for the first quarter of fiscal 2006 was $3.1 million or $0.01 per share, compared to the pro forma net income of $3.6 million or $0.01 per share in the fourth quarter of fiscal 2005 and the pro forma net income of $2.1 million or $0.01 per share in the first quarter of fiscal 2005.

“I’m pleased with our results for this quarter in that we delivered our third consecutive quarter of revenue growth and our second consecutive quarter of proforma operating profitability,” said Kambiz Hooshmand, President and Chief Executive Officer. “This represents my first full quarter at AMCC and I am very excited about the opportunities that lie ahead. AMCC’s legacy of technical innovation remains strong. In each of our businesses, we have unique and relevant differentiators that set us apart from our competition. We are keenly focused on leveraging these strengths in the growing segments of our served markets.”

AMCC reports its financial results in accordance with GAAP and additionally on a non-GAAP basis referred to as pro forma. These pro forma measures are not in accordance with, nor are they a substitute for, GAAP measures and they may not be consistent with the presentation used by other companies. AMCC uses the pro forma financial measures to evaluate and manage the Company’s operations. AMCC is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company.

The pro forma results exclude certain items which are required by GAAP such as restructuring costs, amortization of purchased intangibles, acquired in-process research and development charges, stock-based compensation charges related to acquired companies, litigation settlement costs and payroll tax effects of stock option exercises. Income taxes are adjusted to an estimated pro forma effective tax rate. See the attached reconciliation of the GAAP net loss to the pro forma net income, which quantifies the amounts excluded from pro forma basis results.

In addition, AMCC announced plans to restructure and reorganize its operations. The plan includes reducing approximately 5% of the current headcount by eliminating job redundancies. The company expects to incur a charge of approximately $2 million to $3 million in the second quarter of fiscal 2006 and anticipates that the restructuring plan will reduce ongoing operating expenses by approximately $1 million per quarter commencing in the third quarter of fiscal 2006.

AMCC will file a current report on Form 8-K regarding this press release with the U.S. Securities and Exchange Commission today. A copy of the filed current report will be accessible at www.sec.gov or through the company’s website provided below.

For More Information

AMCC management will be holding a conference call today, July 27, 2005, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the first quarter of fiscal 2006 and to provide guidance for the second quarter of fiscal 2006. You may access the conference call via any of the following:

Teleconference:	913-981-4902
Conference ID:	7924460
Web Broadcast:	http://www.amcc.com
Replay:	719-457-0820
(available for 7 days following the call)

AMCC Overview

AMCC provides the essential building blocks for the processing, moving and storing of information worldwide. The company blends systems and software expertise with high-performance, high-bandwidth silicon integration to deliver silicon, hardware and software solutions for global wide area networks (WAN), embedded applications such as PowerPC and programmable SOC architectures, storage area networks (SAN), and high-growth storage markets such as Serial ATA (SATA) RAID. AMCC’s corporate headquarters are located in San Diego, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our web site at http://www.amcc.com.

This news release contains forward-looking statements, including, but not limited to, statements regarding the company’s restructuring plan, including the planned reduction of ongoing operating expenses, the anticipated amounts of restructuring costs, the impact of the reduction in force on the company’s headcount, and the timetable for completion of the restructuring plan. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, the company’s ability to implement the restructuring plan according to the timetable and to the extent currently anticipated, possible changes in the size and components of the operating expense reductions, the impact of personnel reductions on product development efforts, the company’s ability to project accurately cost savings from the plan and general economic conditions. More information about potential factors that could affect the company’s business and financial results is included in the “Risk Factors” set forth in the company’s Annual Report on Form 10-K for the year ended March 31, 2005, and the company’s subsequent filings with the Securities and Exchange Commission. Actual results could differ materially from those set forth in the forward-looking statements as a result of such risk factors as well as other risks and uncertainties.

-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	June 30, 2005	March 31, 2005
	(unaudited)
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$379,371	$423,392
Accounts receivable, net	23,694	28,601
Inventories	16,399	18,014
Other current assets	15,585	51,448

Total current assets	435,049	521,455
Property and equipment, net	44,668	44,461
Other assets	2,071	1,965
Goodwill and purchased intangibles	528,051	534,514

Total assets	$1,009,839	$1,102,395

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$19,747	$24,016
Other current liabilities	33,691	101,147
Current portion of long-term debt & capital leases	7	34

Total current liabilities	53,445	125,197
Stockholders’ equity	956,394	977,198

Total liabilities and stockholders’ equity	$1,009,839	$1,102,395

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended
	June 30, 2005	March 31, 2005	June 30, 2004
Net revenues	$64,673	$64,204	$67,402
Cost of revenues	30,833	30,073	31,492

Gross profit	33,840	34,131	35,910
Operating expenses:
Research and development	22,974	24,562	30,990
Selling, general and administrative	15,550	14,353	14,378
Stock-based compensation:
Research and development	696	708	1,032
Selling, general and administrative	785	763	1,323
Amortization of purchased intangibles	1,267	1,608	1,557
Acquired in-process research and development	—	—	13,400
Restructuring charges	—	1,233	—
Litigation settlement, net	—	350	—

Total operating expenses	41,272	43,577	62,680

Operating loss	(7,432)	(9,446)	(26,770)
Interest and other income, net	3,404	4,108	5,281

Loss before income taxes	(4,028)	(5,338)	(21,489)
Income tax expense	176	—	335

Net loss	$(4,204)	$(5,338)	$(21,824)

Basic and diluted loss per share:
Loss per share	$(0.01)	$(0.02)	$(0.07)

Shares used in calculating basic and diluted loss per share	306,327	308,448	311,519

APPLIED MICRO CIRCUITS CORPORATION

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended
	June 30, 2005	March 31, 2005	June 30, 2004
Net revenues	$64,673	$64,204	$67,402
Cost of revenues	25,611	24,833	24,635

Gross profit	39,062	39,371	42,767
Operating expenses:
Research and development	22,974	24,555	30,990
Selling, general and administrative	15,550	14,350	14,376

Total operating expenses	38,524	38,905	45,366

Operating income (loss)	538	466	(2,599)
Interest and other income, net	3,404	4,108	5,281

Income before income taxes	3,942	4,574	2,682
Income tax expense	867	1,006	590

Net income	$3,075	$3,568	$2,092

Diluted income per share:
Income per share	$0.01	$0.01	$0.01

Shares used in calculating diluted income per share	307,357	310,420	318,327

The above pro forma statements are based on the Company’s consolidated statements of operations for the periods presented. This pro forma information is not prepared in accordance with generally accepted accounting principles and may not be consistent with the presentation used by other companies. The pro forma operating results are used by the Company’s management to evaluate the operating performance of the Company and are also consistent with the financial models and estimates published by analysts who follow the Company. See the schedule of pro forma adjustments for a reconciliation of the pro forma results to the GAAP basis results.

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP TO PRO FORMA NET INCOME

(unaudited)

(in thousands)

	Three months ended
	June 30, 2005	March 31, 2005	June 30, 2004
GAAP net loss	$(4,204)	$(5,338)	$(21,824)
Adjustments:
Stock-based compensation related to acquired companies	1,507	1,514	2,510
Amortization of purchased intangibles	6,463	6,805	8,259
Restructuring costs	—	1,233	—
Litigation settlement, net	—	350	—
Acquired in-process research and development	—	—	13,400
Payroll taxes on certain stock option exercises	—	10	2
Income tax adjustments	(691)	(1,006)	(255)

Total GAAP to pro forma adjustments	7,279	8,906	23,916

Pro forma net income	$3,075	$3,568	$2,092

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED PRO FORMA ADJUSTMENTS

(unaudited)

(in thousands)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the pro forma statements of operations:

	Three months ended
	June 30, 2005	March 31, 2005	June 30, 2004
GROSS PROFIT:
GAAP gross profit	$33,840	$34,131	$35,910
Amortization of purchased intangibles	5,196	5,197	6,702
Stock-based compensation related to acquired companies	26	43	155

Pro forma gross profit	$39,062	$39,371	$42,767

OPERATING EXPENSES:
GAAP operating expenses	$41,272	$43,577	$62,680
Amortization of purchased intangibles	1,267	1,608	1,557
Acquired in-process research and development	—	—	13,400
Stock-based compensation related to acquired companies	1,481	1,471	2,355
Restructuring costs	—	1,233	—
Litigation settlement, net	—	350	—
Payroll taxes on certain stock option exercises	—	10	2

Pro forma operating expenses	$38,524	$38,905	$45,366

INCOME TAX BENEFIT:
GAAP income tax expense	$176	$—	$335
Income tax adjustments	691	1,006	255

Pro forma income tax expense	$867	$1,006	$590